Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Corporation:	Investors and Media:
	Cyanotech Corporation	Guerrant Associates
	Gerald R. Cysewski Ph.D.	Laura Guerrant
	(808) 326-1353	(808) 882-1467
	info@cyanotech.com	lguerrant@guerrantir.com

CYANOTECH CORPORATION ANNOUNCES

RESULTS OF INDEPENDENT LABORATORY TESTING OF SPIRULINA

KAILUA KONA, Hawaii. - June 8, 2005 - Cyanotech Corporation (Nasdaq SmallCap: CYAN) a world leader in producing high-value natural products from microalgae, today announced the results of testing done at the Department of Biological Sciences at Wright State University (Dayton, Ohio), on Spirulina Pacifica confirming the absence of BMAA.

An article, “Diverse taxa of cyanobacteria produce b-N-methylamino-L-Alanine, a neurotoxic amino acid” by Cox et al., appeared in the April 2005 issue of the Proceedings of the National Academy of Sciences (PNAS 102:5074-5078).  This study showed a potential toxin, BMAA, was found in diverse groups of cyanobacteria, which may have raised some concern over the safety of Spirulina, a product sold worldwide as a dietary supplement.  On April 13, 2005, Cyanotech Corporation filed a Form 8-K with the Securities & Exchange Commission in response to a press release issued by Earthrise Nutritionals, LLC which cited such concern and mentioned Cyanotech.

Spirulina (Arthrospira) was not included among the 30 types of cyanobacteria tested and referenced in the article. Cyanotech, however, took the precautionary measure of submitting samples of its spirulina products for independent testing for BMAA.  The Company first approached Dr. Paul Alan Cox, the primary researcher and co-author of the PNAS article, who did not respond to the request.  The Company then enlisted the services of Professor Wayne W. Carmichael to test its Spirulina product.  Professor Carmichael is a full Professor in the Department of Biological Sciences at Wright State University and a leading expert in the field of cyanobacterial toxins.  On June 3, 2005, Professor Carmichael reported his findings confirming the absence of detection levels of the suspected neurotoxin BMAA in Cyanotech’s Spirulina Pacifica.

“The results of the test confirm that our Spirulina contains no trace of BMAA and we are pleased to provide this reassurance to our customers of the integrity of our products,” said Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer.  “One of the primary goals of Cyanotech is to offer microalgal products which provide high value to our customers and this affirmation of the absence of detectable BMAA in our Spirulina is further evidence of our commitment to quality and safety of our products.”

About Cyanotech

Cyanotech Corporation, a world leader in microalgal technology, produces high-value natural products from microalgae and is the world’s largest commercial producer of natural astaxanthin (pronounced “asta-zan-thin”) from microalgae.  Products include BioAstin® natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose® natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica®, a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market.  Spirulina Pacifica and BioAstin are sold directly online through the Company’s website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide.  Technical information for the Company’s phycobiliproteins products is available at www.phycobiliprotein.com. Corporate data and other product information are available at www.cyanotech.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this press release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, production problems caused by contamination, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.